EXHIBIT 99.1

PennantPark Investment Corporation Announces Financial Results for the Quarter Ended June 30, 2018

NEW YORK, Aug. 08, 2018 (GLOBE NEWSWIRE) -- PennantPark Investment Corporation (NASDAQ: PNNT) announced today financial results for the third fiscal quarter ended June 30, 2018.

HIGHLIGHTS
Quarter ended June 30, 2018
($ in millions, except per share amounts)

Assets and Liabilities:
Investment portfolio	$1,024.7
Net assets	$636.1
Net asset value per share	$9.09

Credit Facility	$39.3
2019 Notes	$251.4
SBA Debentures	$175.2

Yield on debt investments at quarter-end	11.4%

Operating Results:
Net investment income	$11.8
Net investment income per share	$0.17
Distributions declared per share	$0.18

Portfolio Activity:
Purchases of investments	$187.9
Sales and repayments of investments	$117.7

Number of new portfolio companies invested	5
Number of existing portfolio companies invested	12
Number of ending portfolio companies	51

CONFERENCE CALL AT 10:00 A.M. ET ON AUGUST 9, 2018

PennantPark Investment Corporation (“we,” “our,” “us” or “Company”) will host a conference call at 10:00 a.m. (Eastern Time) on Thursday, August 9, 2018 to discuss its financial results. All interested parties are welcome to participate. You can access the conference call by dialing toll-free (800) 458-4121 approximately 5-10 minutes prior to the call. International callers should dial (323) 794-2093. All callers should reference PennantPark Investment Corporation. An archived replay of the call will be available through August 23, 2018 by calling toll-free (888) 203-1112. International callers please dial (719) 457-0820. For all phone replays, please reference conference ID #3268937.

PORTFOLIO AND INVESTMENT ACTIVITY

“We are pleased with the progress we are making on several fronts. Adding people to our platform has resulted in a significantly enhanced deal flow which puts us in a position to be both more active and selective. Our activity level in the quarter ended June 30, 2018, along with the increase in LIBOR, has resulted in a more senior secured portfolio with a current run rate net investment income which covers our dividend,” said Arthur H. Penn, Chairman and CEO. “We believe that with a generally stable underlying portfolio we should be able to provide investors with an attractive dividend stream along with potential upside as our equity investments are monetized.”

As of June 30, 2018, our portfolio totaled $1,024.7 million and consisted of $442.5 million of first lien secured debt, $391.5 million of second lien secured debt, $33.8 million of subordinated debt and $156.9 million of preferred and common equity. Our debt portfolio consisted of 91% variable-rate investments and 9% fixed-rate investments. As of June 30, 2018, we had no portfolio companies on non-accrual. Overall, the portfolio had net unrealized depreciation of $106.6 million as of June 30, 2018. Our overall portfolio consisted of 51 companies with an average investment size of $20.1 million, had a weighted average yield on interest bearing debt investments of 11.4% and was invested 43% in first lien secured debt, 38% in second lien secured debt, 3% in subordinated debt and 16% in preferred and common equity.

As of September 30, 2017, our portfolio totaled $1,153.6 million and consisted of $466.1 million of first lien secured debt, $399.5 million of second lien secured debt, $120.7 million of subordinated debt and $167.3 million of preferred and common equity. Our debt portfolio consisted of 82% variable-rate investments (including 13% where London Interbank Offered Rate, or LIBOR was below the floor) and 18% fixed-rate investments. As of September 30, 2017, we had no portfolio companies on non-accrual. Overall, the portfolio had net unrealized depreciation of $56.4 million as of September 30, 2017. Our overall portfolio consisted of 55 companies with an average investment size of $21.0 million, had a weighted average yield on interest bearing debt investments of 11.5% and was invested 40% in first lien secured debt, 35% in second lien secured debt, 10% in subordinated debt and 15% in preferred and common equity.

For the three months ended June 30, 2018, we invested $187.9 million in five new and 12 existing portfolio companies with a weighted average yield on debt investments of 10.5%. Sales and repayments of investments for the three months ended June 30, 2018 totaled $117.7 million. For the nine months ended June 30, 2018, we invested $423.3 million in 13 new and 25 existing portfolio companies with a weighted average yield on debt investments of 10.2%. Sales and repayments of investments for the nine months ended June 30, 2018 totaled $556.4 million.

For the three months ended June 30, 2017, we invested $89.1 million in two new and six existing portfolio companies with a weighted average yield on debt investments of 10.6%. Sales and repayments of investments for the three months ended June 30, 2017 totaled $199.1 million. For the nine months ended June 30, 2017, we invested $378.8 million in 14 new and 20 existing portfolio companies with a weighted average yield on debt investments of 10.8%. Sales and repayments of investments for the nine months ended June 30, 2017 totaled $465.4 million.

RESULTS OF OPERATIONS

Set forth below are the results of operations for the three and nine months ended June 30, 2018 and 2017.

Investment Income

Investment income for the three and nine months ended June 30, 2018 was $24.8 million and $80.7 million, respectively, and was attributable to $11.4 million and $36.7 million from first lien secured debt, $12.2 million and $36.4 million from second lien secured debt and $1.2 million and $7.6 million from subordinated debt, preferred and common equity, respectively. This compares to investment income for the three and nine months ended June 30, 2017, which was $31.1 million and $96.7 million, respectively, and was attributable to $14.0 million and $42.3 million from first lien secured debt, $12.0 million and $37.7 million from second lien secured debt and $5.1 million and $16.7 million from subordinated debt, preferred and common equity, respectively. The decrease in investment income compared to the same periods in the prior year was primarily due to a reduction of our portfolio at cost.

Expenses

Net expenses for the three and nine months ended June 30, 2018 totaled $13.0 million and $41.3 million, respectively. Base management fee for the same periods totaled $3.8 million and $12.5 million (after a base management fee waiver of $0.9 million), incentive fee totaled $2.5 million and $8.0 million (after an incentive fee waiver of $0.5 million), debt related interest and expenses totaled $5.6 million and $17.4 million and general and administrative expenses totaled $1.1 million and $3.4 million, respectively. This compares to net expenses for the three and nine months ended June 30, 2017, which totaled $18.6 million and $53.0 million, respectively. Base management fee for the same periods totaled $4.9 million (after a base management fee waiver of $0.9 million) and $15.4 million (after a base management fee waiver of $3.0 million), incentive fee totaled $1.2 million (after an incentive fee waiver of $0.2 million) and $7.0 million (after an incentive fee waiver of $1.3 million), debt related interest and expenses totaled $10.6 million (including $3.9 million in amendment costs on the multi-currency, senior secured revolving credit facility, as amended and restated, or the Credit Facility) and $24.5 million (including $3.9 million in amendment costs on the Credit Facility), general and administrative expenses totaled $1.6 million and $4.8 million and provision for taxes totaled $0.4 million and $1.3 million, respectively. The decrease in expenses compared to the same periods in the prior year was primarily due to a decrease in debt related expenses and base management fees, which were partially offset by an increase in incentive fees.

Net Investment Income

Net investment income totaled $11.8 million and $39.4 million, or $0.17 and $0.55 per share, for the three and nine months ended June 30, 2018, respectively. Net investment income totaled $12.5 million and $43.7 million, or $0.18 and $0.61 per share, for the three and nine months ended June 30, 2017, respectively. The decrease in net investment income per share compared to the same periods in the prior year was primarily due to a lower yielding portfolio partially offset by a decrease in debt related expenses and base management fees.

Net Realized Gains or Losses

Sales and repayments of investments for the three and nine months ended June 30, 2018 totaled $117.7 million and $556.4 million, respectively, and net realized gains totaled $17.4 million and $43.0 million, respectively. Sales and repayments of investments for the three and nine months ended June 30, 2017 totaled $199.1 million and $465.4 million, respectively, and net realized gains (losses) totaled $10.1 million and $(30.8) million, respectively. The change in realized gains/losses was primarily due to changes in the market conditions of our investments and the values at which they were realized.

Unrealized Appreciation or Depreciation on Investments, Credit Facility and Notes

For the three and nine months ended June 30, 2018, we reported net change in unrealized depreciation on investments of $13.9 million and $50.2 million, respectively. For the three and nine months ended June 30, 2017, we reported net change in unrealized (depreciation) appreciation on investments of $(1.7) million and $43.8 million, respectively. As of June 30, 2018 and September 30, 2017, our net unrealized depreciation on investments totaled $106.6 million and $56.4 million, respectively. The net change in unrealized depreciation on our investments was driven primarily by changes in the capital market conditions, the financial performance of certain portfolio companies and the reversal of unrealized appreciation/depreciation of investments that were realized.

For the three and nine months ended June 30, 2018, our Credit Facility and our 4.50% notes due 2019, or 2019 Notes, had a net change in unrealized depreciation of $1.6 million and $3.1 million, respectively. For the three and nine months ended June 30, 2017, our Credit Facility, the 2019 Notes and our 6.25% notes due 2025, or 2025 Notes, had a net change in unrealized appreciation of $2.1 million and $2.4 million, respectively. As of June 30, 2018 and September 30, 2017, our net unrealized depreciation (appreciation) on the Credit Facility and the 2019 Notes totaled $0.8 million and $(2.3) million, respectively. The net change in unrealized depreciation compared to the same periods in the prior year was primarily due to changes in the capital markets.

Net Change in Net Assets Resulting From Operations

Net change in net assets resulting from operations totaled $16.9 million and $35.2 million, or $0.24 and $0.50 per share, for the three and nine months ended June 30, 2018, respectively. This compares to a net change in net assets resulting from operations of $18.8 million and $54.3 million, or $0.26 and $0.77 per share, for the three and nine months ended June 30, 2017, respectively. The decrease in the net change in net assets from operations compared to the same periods in the prior year was primarily due to a lower yielding portfolio and depreciation of our investments.

LIQUIDITY AND CAPITAL RESOURCES

Our liquidity and capital resources are derived primarily from proceeds of securities offerings, debt capital and cash flows from operations, including investment sales and repayments, and income earned. Our primary use of funds from operations includes investments in portfolio companies and payments of fees and other operating expenses we incur. We have used, and expect to continue to use, our debt capital, proceeds from the rotation of our portfolio and proceeds from public and private offerings of securities to finance our investment objectives.

The annualized weighted average cost of debt for the nine months ended June 30, 2018 and 2017, inclusive of the fee on the undrawn commitment and amendment costs on the Credit Facility, amortized upfront fees on Small Business Administration, or SBA, debentures and debt issuance costs, was 4.59% and 4.99%, respectively.

As of June 30, 2018 and September 30, 2017, we had $41.5 million and $79.4 million, respectively, in outstanding borrowings under the Credit Facility. The Credit Facility had a weighted average interest rate of 2.94% and 2.42%, respectively, exclusive of the fee on undrawn commitments of 0.375%, as of June 30, 2018 and September 30, 2017. As of June 30, 2018 and September 30, 2017, we had $403.5 million and $365.6 million of unused borrowing capacity under our Credit Facility, respectively, subject to the regulatory restrictions.

As of June 30, 2018 and September 30, 2017, we had $250.0 million in aggregate principal amount of 2019 Notes outstanding with a fixed interest rate of 4.50% per year. As of June 30, 2018 and September 30, 2017, we had $180.0 million and $199.0 million in SBA debentures outstanding, respectively.

As of June 30, 2018 and September 30, 2017, we had cash and cash equivalents of $107.1 million and $38.2 million, at fair value, respectively, available for investing and general corporate purposes. We believe our liquidity and capital resources are sufficient to take advantage of market opportunities.

Our operating activities provided cash of $173.7 million for the nine months ended June 30, 2018, and our financing activities used cash of $104.7 million for the same period. Our operating activities provided cash from sales and repayments on our investments and our financing activities used cash primarily to pay distributions to stockholders and net repayments under the Credit Facility and SBA debentures.

Our operating activities provided cash of $92.2 million for the nine months ended June 30, 2017, and our financing activities used cash of $65.2 million for the same period. Our operating activities provided cash from sales and repayments on our investments and our financing activities used cash primarily to redeem our 2025 Notes.

STOCK REPURCHASE PROGRAM

On May 9, 2018, we announced a share repurchase program which allows us to repurchase up to $30 million of our outstanding common stock in the open market at prices below our net asset value as reported in our then most recently published consolidated financial statements. The shares may be purchased from time to time at prevailing market prices through open market transactions, including block transactions. Unless extended by our board of directors, the program, which may be implemented at the discretion of management, will expire on the earlier of May 9, 2019 and the repurchase of $30 million of common stock. During both the three and nine months ended June 30, 2018, we repurchased 1.1 million shares of common stock in open market transactions for an aggregate cost (including transaction costs) of $7.8 million. During both the three and nine months ended June 30, 2017, we did not make any repurchases of shares of our common stock.

DISTRIBUTIONS

During the three and nine months ended June 30, 2018, we declared distributions of $0.18 and $0.54 per share, respectively, for total distributions of $12.6 million and $38.2 million, respectively. For the same periods in the prior year, we declared distributions of $0.18 and $0.64 per share, respectively, for total distributions of $12.8 million and $45.5 million, respectively. We monitor available net investment income to determine if a return of capital for tax purposes may occur for the fiscal year. To the extent our taxable earnings fall below the total amount of our distributions for any given fiscal year, stockholders will be notified of the portion of those distributions deemed to be a tax return of capital. Tax characteristics of all distributions will be reported to stockholders subject to information reporting on Form 1099-DIV after the end of each calendar year and in our periodic reports filed with the Securities and Exchange Commission, or the SEC.

AVAILABLE INFORMATION

The Company makes available on its website its report on Form 10-Q filed with the SEC and stockholders may find the report on our website at www.pennantpark.com.

PENNANTPARK INVESTMENT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

	June 30, 2018	September 30, 2017
	(unaudited)
Assets
Investments at fair value
Non-controlled, non-affiliated investments (cost—$790,789,351 and $824,106,322, respectively)	$800,681,196	$849,351,548
Non-controlled, affiliated investments (cost—$91,509,529 and $185,799,943, respectively)	75,815,977	189,674,977
Controlled, affiliated investments (cost—$249,001,007 and $200,120,407, respectively)	148,247,663	114,550,983
Total of investments (cost—$1,131,299,887 and $1,210,026,672, respectively)	1,024,744,836	1,153,577,508
Cash and cash equivalents (cost—$107,125,512 and $38,182,373, respectively)	107,091,091	38,202,068
Interest receivable	7,967,079	5,906,976
Prepaid expenses and other assets	1,578,759	4,509,289
Total assets	1,141,381,765	1,202,195,841
Liabilities
Distributions payable	12,597,854	12,790,950
Payable for investments purchased	14,700,000	1,014,000
Credit Facility payable (cost—$41,520,000 and $79,392,900, respectively)	39,310,563	76,037,341
2019 Notes payable (par—$250,000,000)	251,432,500	255,665,000
SBA debentures payable, net (par—$180,000,000 and $199,000,000, respectively)	175,240,289	194,364,653
Base management fee payable, net	3,772,670	4,845,237
Performance-based incentive fee payable, net	2,497,843	2,270,008
Interest payable on debt	5,001,613	6,876,756
Accrued other expenses	735,749	1,523,425
Total liabilities	505,289,081	555,387,370
Commitments and contingencies	—	—
Net assets
Common stock, 69,988,077 and 71,060,836 shares issued and outstanding, respectively. Par value $0.001 per share and 100,000,000 shares authorized	69,988	71,061
Paid-in capital in excess of par value	810,962,271	818,737,784
Undistributed net investment income	4,512,842	3,333,195
Accumulated net realized loss on investments	(73,643,974)	(116,598,355)
Net unrealized depreciation on investments	(106,585,380)	(56,425,773)
Net unrealized depreciation (appreciation) on debt	776,937	(2,309,441)
Total net assets	$636,092,684	$646,808,471
Total liabilities and net assets	$1,141,381,765	$1,202,195,841
Net asset value per share	$9.09	$9.10

PENNANTPARK INVESTMENT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2018	2017	2018	2017
Investment income:
From non-controlled, non-affiliated investments:
Interest	$19,491,552	$20,154,976	$60,608,891	$64,687,668
Payment in kind	1,585,945	1,211,753	4,545,929	2,641,506
Other income	1,494,072	946,587	5,567,138	4,614,740
From non-controlled, affiliated investments:
Interest	253,191	2,415,807	2,845,090	8,197,246
Payment in kind	—	1,334,809	1,807,655	4,219,437
Other income	—	1,587,435	—	1,609,935
From controlled, affiliated investments:
Interest	1,480,768	208,432	2,931,462	598,976
Payment in kind	453,974	3,224,520	2,347,371	10,098,714
Total investment income	24,759,502	31,084,319	80,653,536	96,668,222
Expenses:
Base management fee	3,772,669	5,842,601	13,381,545	18,449,890
Performance-based incentive fee	2,497,843	1,358,165	8,528,663	8,375,564
Interest and expenses on debt	5,565,240	6,723,980	17,363,511	20,638,611
Administrative services expenses	521,625	894,000	1,564,875	2,682,000
Other general and administrative expenses	626,213	665,653	1,882,793	2,002,643
Expenses before Management Fees waiver and provision for taxes	12,983,590	15,484,399	42,721,387	52,148,708
Management Fees waiver	—	(1,152,123)	(1,427,253)	(4,292,073)
Provision for taxes	—	425,000	—	1,275,000
Credit Facility amendment costs	—	3,866,633	—	3,866,633
Net expenses	12,983,590	18,623,909	41,294,134	52,998,268
Net investment income	11,775,912	12,460,410	39,359,402	43,669,954
Realized and unrealized (loss) gain on investments and debt:
Net realized gain (loss) on investments on:
Non-controlled, non-affiliated investments	17,085,362	11,693,836	31,754,691	2,746,747
Non-controlled and controlled, affiliated investments	342,086	(1,546,075)	11,199,690	(33,537,057)
Net realized gain (loss) on investments	17,427,448	10,147,761	42,954,381	(30,790,310)
Net change in unrealized (depreciation) appreciation on:
Non-controlled, non-affiliated investments	(12,925,765)	(5,731,239)	(15,407,098)	7,625,092
Non-controlled and controlled, affiliated investments	(927,824)	4,039,995	(34,752,509)	36,206,851
Debt depreciation (appreciation)	1,560,376	(2,137,862)	3,086,378	(2,423,726)
Net change in unrealized (depreciation) appreciation on investments and debt	(12,293,213)	(3,829,106)	(47,073,229)	41,408,217
Net realized and unrealized gain (loss) from investments and debt	5,134,235	6,318,655	(4,118,848)	10,617,907
Net increase in net assets resulting from operations	$16,910,147	$18,779,065	$35,240,554	$54,287,861
Net increase in net assets resulting from operations per common share	$0.24	$0.26	$0.50	$0.77
Net investment income per common share	$0.17	$0.18	$0.55	$0.61

ABOUT PENNANTPARK INVESTMENT CORPORATION

PennantPark Investment Corporation is a business development company which invests primarily in U.S. middle-market companies in the form of first lien secured debt, second lien secured debt, subordinated debt and equity investments. PennantPark Investment Corporation is managed by PennantPark Investment Advisers, LLC.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports we file under the Exchange Act. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results, and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the SEC. The Company undertakes no duty to update any forward-looking statement made herein. You should not place undue influence on such forward-looking statements as such statements speak only as of the date on which they are made.

We may use words such as “anticipates,” “believes,” “expects,” “intends,” “seeks,” “plans,” “estimates” and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations.

CONTACT:
Aviv Efrat
PennantPark Investment Corporation
(212) 905-1000
www.pennantpark.com